UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 4, 2002
(Date of earliest event reported)

International Absorbents Inc.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	0-15673	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code  (604) 681-6181 not applicable

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

ITEM 5. Other Events.
ITEM 7. Financial Statement and Exhibits.
SIGNATURES

ITEM 5.   Other Events.

On October 1, 2002, the Board of Directors of International Absorbents Inc. (the “Registrant”), a British Columbia, Canada corporation, passed a motion by ordinary resolution to increase the number of directors by one. As of November 4, 2002, the Board of Directors appoints and Lionel G. Dodd consents to act as the new independent director. Mr. Dodd’s 20 years of experience as an executive with a diversified range of public and private companies is a welcomed addition to the Board.

ITEM 7.   Financial Statement and Exhibits.

c)     Exhibits

99.1	News Release of the Registrant dated November 19, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

/s/ Gordon L. Ellis
Date November 19, 2002	Gordon L. Ellis, Chairman of the Board